Exhibit 10.12

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 27th day of February, 2012, by and between BMR-3545-3575 JOHN HOPKINS LP, a Delaware limited partnership (“Landlord,” formerly known as BMR-John Hopkins Court LLC), and REGULUS THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 19, 2010, as amended by that certain First Amendment to Lease dated as of April 26, 2010 and that certain Second Amendment to Lease dated as of January 26, 2011 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord in the building located at 3545-3575 John Hopkins Court in San Diego, California (the “Building”);

B. WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord additional premises; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2. Additional Premises. Effective as of March 1, 2012 (the “Additional Premises Commencement Date”), Landlord hereby leases to Tenant approximately three hundred sixty-four (364) square feet of additional Rentable Area located on the first (1st) floor of the Building, as depicted on Exhibit A attached hereto (the “Additional Premises”). From and after the Additional Premises Commencement Date, the term “Premises,” as used in the Lease, shall mean the Original Premises plus the Additional Premises for a total of twenty-one thousand eight hundred thirty-four (21,834) square feet of Rentable Area.

3. Additional Premises Term. The term of the Lease that pertains to the Additional Premises shall commence on the Additional Premises Commencement Date and expire on the Term Expiration Date, subject to earlier termination pursuant to the terms of the Lease.

4. Base Rent. Notwithstanding anything in the Lease to the contrary, commencing on the Additional Premises Commencement Date, Base Rent for the Premises shall be as set forth in the chart below:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
March 1, 2012—June 30, 2012	21,834	$2.19 monthly	$47,816.46	N/A
July 1, 2012—June 30, 2013	21,834	$2.44 monthly	$53,274.96	$639,299.52
July 1, 2013—June 30, 2014	21,834	$2.69 monthly	$58,733.46	$704,801.52
July 1, 2014—June 30, 2015	21,834	$2.94 monthly	$64,191.96	$770,303.52
July 1, 2015—June 30, 2016	21,834	$3.19 monthly	$69,650.46	$835,805.52
July 1, 2016—June 30, 2017	21,834	$3.44 monthly	$75,108.96	$901,307.52

5. Tenant’s Pro Rata Share. From and after the Additional Premises Commencement Date, Tenant’s Pro Rata Share shall equal thirty and 24/100 percent (30.24%).

6. Condition of Premises. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Additional Premises Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Premises for Tenant’s occupancy or to pay for any improvements to the Additional Premises.

7. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any

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such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

8. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

10. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-3545-3575 JOHN HOPKINS LP, a Delaware limited partnership

By:	/s/ Jonathan P. Klassen
Name:	Jonathan P. Klassen
Title:	Vice President, Asst. Gen Counsel

TENANT:

REGULUS THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Kleanthis G. Xanthopoulos
Name:	Kleanthis G. Xanthopoulos, Ph. D.
Title:	CEO and President

EXHIBIT A

ADDITIONAL PREMISES

[See attached]

PARTIAL FIRST FLOOR PLAN - SOUTH
NORTH

FLOOR PLAN KEYNOTES:

GENERAL NOTES:

FLOOR PLAN LEGEND:

WALL TYPE SCHEDULE:

KEYPLAN N.T.S.

FERGUSON
PAPE
BALDWIN

4499 Ruffin Road
Suite 300
San Diego, CA 92123
619 231 0751
www.fpbarch.com

BMR-JOHN HOPKINS COURT LLC
3545 JOHN HOPKINS COURT
SAN DIEGO, CA. 92121

BioMed Realty Trust, Inc.

PARTIAL FIRST FLOOR PLAN

A2.1